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SUBSIDIARIES

The following are the subsidiaries of Willcox & Gibbs, Inc.



Calcon Electric Supply, Inc.                   California

C.E.S. Industries, Inc.                        Delaware

Clark Consolidated Industries, Inc.            Ohio

Consolidated Electric Supply, Inc.             Delaware

Consolidated Electric Supply (Bahamas) Ltd.    Bahamas

Duellman Electric Supply Company               Ohio

Elgee Electric Supply Co.                      Ohio

Engineered Apparel Concepts, Inc.              Delaware

Rawlinson Electric Company                     Texas

Rogers Lighting Company                        Texas

Robin Service Corporation                      New York

Seaco Electrical Supplies, Inc.                Florida

Southern Electric Supply Company, Inc.         Delaware

Spindletop Electrical Distributing Company     Texas

Summers Electric Company                       Texas

Summers Group, Inc.                            Delaware

The Sacks Electrical Supply Co.                Ohio

W & G Export Corporation                       Georgia

Willcox & Gibbs of Alabama, Inc.               Alabama

Willcox & Gibbs DN, Inc.                       Delaware

Willcox & Gibbs DS, Inc.                       Delaware